UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (888) 455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Expansion and Appointment of New Non-Employee Director

As previously disclosed on March 11, 2025, pursuant to that certain securities purchase agreement between the Fathom Holdings Inc. (the “Company”) and certain investors, the Company has agreed to (i) increase the size of its board of directors (the “Board”) from six members to seven directors (the “Board Expansion”), (ii) appoint Adam Rothstein to fill the vacancy created by the Board Expansion, and (iii) appoint Mr. Rothstein to the Board’s Audit Committee, Nominating and Corporate Governance Committee and the newly formed Strategy and Innovation Committee (the “Committees”).

Effective March 17, 2025, the Board approved the Board Expansion and appointed Adam Rothstein as a new director and as a member of the Committees. Mr. Rothstein’s initial term will expire at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”), or his earlier resignation or removal. The Board will nominate Mr. Rothstein to be a director at the 2025 Annual Meeting and will use its best efforts to cause him to be elected at the 2025 Annual Meeting.

Mr. Rothstein, age 53, is a venture investor specializing in tech, media, entertainment and medical technology. He is a Co-Founder and General Partner of Disruptive Technology Partners, an Israeli technology-focused, early-stage investment fund, along with Disruptive Growth, a collection of late-stage investment vehicles focused on Israeli technology, as well as the Disruptive Technologies Opportunity Fund. Mr. Rothstein is also the Managing Member and Founder of two active venture vehicles: 1007 Mountain Drive Partners and 890 5th Avenue Partners and is a venture partner at ReMY Investors & Consultants, LLC. Currently, he holds board positions at numerous companies including Buzzfeed, Inc. (NASDAQ: BZFD), Reservoir Media, Inc. (NASDAQ: RSVR), Roth CH Acquisition Co., (USCTF), CoreMap Inc., Summit Series, LLC and is the majority owner of the Spanish Football Team, CE Sabadell FC. Some of his past investor and/or Director positions include Jackpocket, Inc., VGW Holdings Ltd., IronSource Ltd. and Powder Mountain’s holding company. With over 25 years of investment experience, Mr. Rothstein holds Board of Directors positions in several early and mid-stage technology and media companies both in the United States and in Israel, as well as, remaining an Advisory Board Member Emeritus of the Leeds School of Business at the University of Colorado Boulder. Mr. Rothstein graduated summa cum laude with a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and has a Master of Philosophy (MPhil) in Finance from the University of Cambridge.

The Company believes Mr. Rothstein’s experience as an entrepreneur, digital technology executive and as a director and chair of multiple organizations qualifies him to serve on the Board and to provide management and operational advice to the Board. Mr. Rothstein will receive compensation, including a pro-rated Restricted Stock Unit grant for his service through the 2025 Annual Meeting, in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board, which is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 7, 2024.

Other than as described above, there are no arrangements or understandings between Mr. Rothstein and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Rothstein and any of the Company’s other directors or executive officers.

There are no related party transactions between Mr. Rothstein and the Company (as defined in Item 404(a) of Regulation S-K), and the Board believes that Mr. Rothstein satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On March 17, 2025, the Company issued a press release announcing the appointment of Mr. Rothstein to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated March 17, 2025.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: March 17, 2025	By:	/s/ Marco Fregenal
Marco Fregenal
President and Chief Executive Officer